CONSOL Energy Inc.
CNX Center
1000 CONSOL Energy Drive
Canonsburg, PA 15317-6506

Phone:	724/485-4018
Fax:	724/485-4849
e-mail:	jbrettharvey@consolenergy.com
Web:	www.consolenergy.com

J. BRETT HARVEY
Chairman and Chief Executive Officer
December 18, 2012

William J. Lyons
3203 Washington Pike
Bridgeville, PA 15017

Re: Acknowledgement

Dear Bill:

As you know, in recognition of your service with CONSOL Energy Inc. (the "Company"), the Company, with the approval of the Compensation Committee of the Company’s Board of Directors, has determined to award you a discretionary bonus in the amount of $395,500 (the "Discretionary Bonus"), subject to your execution and delivery of this letter.

By signing this letter, you hereby acknowledge that if the Compensation Committee determines that 2012 short-term incentive compensation bonuses are earned and payable pursuant to the terms of the Executive Annual Incentive Plan (the "2012 STIC Bonuses"), the Compensation Committee will exercise its right of negative discretion with respect to the 2012 STIC Bonus pay-out and reduce your 2012 STIC Bonus pay-out amount payable in 2013 by the amount of the Discretionary Bonus. You hereby expressly acknowledge such reduction will occur if the 2012 STIC Bonus is deemed earned by the Compensation Committee.

/s/ J. Brett Harvey
J. Brett Harvey
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)

ACKNOWLEDGED AND AGREED BY:

/s/ William J. Lyons
William J. Lyons
December 19, 2012